Exhibit 99.1

Contact:

Tripp Sullivan

SCR Partners

(615) 760-1104

TSullivan@scr-ir.com

PLYMOUTH INDUSTRIAL REIT REPORTS FIRST QUARTER RESULTS

Affirms 2019 Operational Guidance and Adjusts Outlook for Recent ATM and Acquisition Activity

BOSTON, May 9, 2019 – Plymouth Industrial REIT, Inc. (NYSE America: PLYM) (the “Company”) today announced its consolidated financial results for the quarter ended March 31, 2019 and other recent developments. A comparison of the reported amounts per share for the first quarter of 2019 to prior-year periods has been affected by an increase in the common stock outstanding resulting from the completion of, and the use of proceeds from, a follow-on common stock offering in July 2018 and a private placement of preferred stock in December 2018.

First Quarter and Subsequent Highlights

•         Reported results for the first quarter of 2019 reflect a net loss attributable to common stockholders of $6.5 million, or $(1.37) per weighted average common share; net operating income (“NOI”) of $10.4 million; Funds from operations attributable to common stockholders and unit holders (“FFO”) of $0.55 per weighted average common share and units; and Adjusted FFO (“AFFO”) of $0.45 per weighted average common share and units. FFO and AFFO per weighted average common share and units reflect approximately 278,000 common shares issued during the first quarter through the Company’s at-the-market equity (“ATM”) program.

•         For the first quarter of 2019, declared a regular quarterly cash dividend of $0.375 for the common stock and a regular quarterly cash dividend of $0.46875 per share for the 7.50% Series A Cumulative Redeemable Preferred Stock (“the “Preferred Stock”).

•         Recently entered into a definitive agreement to acquire a 485,000-square-foot Class B industrial building for $17.1 million in cash that is projected to provide an initial yield of 7.7% and is expected to be financed with proceeds from recent activity on its ATM program and borrowings on the Company’s credit facility. The acquisition is expected to close by the end of the second quarter of 2019, subject to customary closing conditions.

•         Affirmed 2019 operational guidance previously issued on March 8, 2019

•         To reflect the impact from recent ATM activity and the expected acquisition noted above, adjusted the 2019 full year expected results to a net loss of $(1.78) to $(1.81) per share; Nareit FFO attributable to common stockholders and unit holders of $2.48 to $2.51 per diluted share; and AFFO of $1.95 to $2.00 per diluted share.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “As expected, the first quarter set the pace for a year of leasing activity that should demonstrate the embedded growth we have created in our portfolio. Our pipeline of new acquisition opportunities is robust, and we continue to see strong real estate fundamentals in the markets we have targeted. We were also able to opportunistically deploy our ATM program to raise cost-effective capital for improving the balance sheet, enhancing our liquidity and partially funding an expected acquisition that, if completed, will contribute to our results in the second half of the year.”

Financial Results for the First Quarter of 2019

The completion of a follow-on common stock offering in July 2018 and the strategic investment by Madison International Realty in December 2018 provided the Company with a meaningfully different capital structure for the first quarter of 2019 compared to the first quarter of 2018. The Company believes the use of the respective proceeds and related higher share count, makes year-over-year comparisons less meaningful, particularly on a per share basis.

Net loss attributable to common stockholders for the quarter ended March 31, 2019 was $6.5 million, or $(1.37) per weighted average common share outstanding, compared with net loss attributable to common stockholders of $5.0 million, or $(1.38) per weighted average common share, for the same period in 2018. The increase in net loss was primarily due to Series B preferred dividends and accretion to redemption value per the terms of the Series B Preferred Stock agreement, offset by an increase in net operating income in alignment to guidance. Weighted average common shares outstanding for the first quarters ended March 31, 2019 and 2018 were 4.7 million and 3.6 million, respectively.

Consolidated total revenues for the quarter ended March 31, 2019 were $16.7 million, compared with $11.9 million for the same period in 2018.

NOI for the quarter ended March 31, 2019 was $10.4 million compared with NOI of $7.0 million for the same period in 2018.

EBITDA for the quarter ended March 31, 2019 was $8.7 million compared with $6.1 million for the same period in 2018.

FFO attributable to common stockholders and unit holders for the quarter ended March 31, 2019 was $3.3 million, or $0.55 per weighted average common share and unit, compared with $1.1 million, or $0.26 per weighted average common share and unit for the same period in 2018, primarily as a result of the contribution from acquisitions. Weighted average common shares and units outstanding for the first quarters ended March 31, 2019 and 2018 were 5.9 million and 4.2 million, respectively.

AFFO for the quarter ended March 31, 2019 was $2.7 million, or $0.45 per weighted average common share and unit, compared with $186,000, or $0.04 per weighted average common share and unit, for the same period in 2018, primarily driven by the change in FFO attributable to common stockholders and unit holders.

See “Non-GAAP Financial Measures” for complete definitions of NOI, EBITDA, FFO and AFFO and the financial tables accompanying this press release for reconciliations of net income to NOI, EBITDA, FFO and AFFO.

Capital Markets Activity

During the first quarter of 2019, the Company issued approximately 278,000 common shares through its ATM program at an average price of $16.63 per share, raising approximately $4.6 million in proceeds. From April 1 through April 18, 2019, the Company issued approximately 147,000 common shares through its ATM program at an average price of $16.79 per share, raising approximately $2.5 million in proceeds.

Investment Activity

As of March 31, 2019, the Company had real estate investments comprised of 56 industrial properties totaling 12.0 million square feet with occupancy of 94.5%.

On January 4, 2019, the Company completed the acquisition of a 73,785-square-foot, multi-tenant Class B industrial building in the Chicago area for $5.4 million in cash. The acquisition was funded with borrowings on the Company’s credit facility and is projected to provide an initial yield of 8.9%.

On May 8, 2019, the Company entered into a definitive agreement to acquire a 485,000-square-foot, two-tenant Class B industrial building in Indianapolis, Indiana that is 100% leased for $17.1 million in cash. The acquisition, which is projected to provide an initial yield of 7.7%, was funded with proceeds from common shares issued under its ATM program and with borrowings on the Company’s credit facility. The acquisition is expected to close, subject to customary closing conditions, by the end of the second quarter of 2019.

Leasing Activity

Leases commencing during the first quarter of 2019 totaled an aggregate of 823,000 square feet, 554,000 of which was for leases of at least six months. The 269,000-square-foot short term lease was a master lease that bridges the make-ready vacancy period for a long-term lease that commences in April. The leases which were greater than six months included 546,000 square feet of renewal leases and 8,000 square feet of new leases, and the Company will experience a 14.0% increase in rental rates on a cash basis from these leases.

Quarterly Distributions to Stockholders

On March 1, 2019, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.46875 per share for the Preferred Stock for the first quarter of 2019. The dividend was paid on April 1, 2019 to stockholders of record on March 15, 2019.

On March 14, 2019, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.375 per share for the Company’s common stock for the first quarter of 2019. The dividend was payable on April 30, 2019, to stockholders of record on March 29, 2019.

Guidance for 2019

The Company affirmed its operational guidance for the year ending December 31, 2019 previously issued on March 8, 2019. To reflect the impact from recent ATM activity and the expected acquisition in Indianapolis, the Company adjusted its expected results for 2019 to a net loss of $(1.78) to $(1.81) per weighted average common share and operating unit outstanding, Nareit FFO attributable to common stockholders and unit holders of $2.48 to $2.51 per weighted average common share and unit and AFFO of $1.95 to $2.00 per weighted average common share and unit.

See “Non-GAAP Financial Measures” for a complete definition of FFO and AFFO and the financial table accompanying this press release for reconciliations of net income to FFO and AFFO.

A reconciliation of projected net loss per weighted average common share and unit outstanding to projected Nareit FFO attributable to common stockholders and unit holders per weighted average common share and unit and AFFO per weighted average common share and unit is provided as follows:

	Full Year
	2019 Range
	Low	High
Net loss	$(1.81)	$(1.78)
Add: Real estate depreciation & amortization	5.30	5.30
Less: Preferred stock dividends	(1.01)	(1.01)
FFO attributable to common stockholders and unit holders	2.48	2.51
Deferred finance fee amortization	0.19	0.19
Stock compensation	0.16	0.16
Change in fair value of warrant derivative	0.01	0.02
Straight-line rent	(0.08)	(0.09)
Above/below market lease rents	(0.21)	(0.23)
Recurring capital expenditures	(0.60)	(0.56)
AFFO attributable to common stockholders and unit holders	$1.95	$2.00

The Company’s guidance for net loss, FFO attributable to common stockholders and unit holders and AFFO attributable to common stockholders and unit holders for 2019 is based on the following assumptions and includes the expected acquisition noted previously, but it excludes the potential impact of additional acquisitions or dispositions, if completed:

•	Total revenues of $66.9 million to $67.5 million
•	Net operating income of $43.8 million to $44.1 million
•	EBITDA of $36.6 million to $37.1 million
•	General and administrative expenses of $7.0 to $7.3 million, including non-cash expenses of $1.0 million
•	Same-store portfolio occupancy of 95% to 96%
•	Recurring capital expenditures of $3.5 million to $3.7 million
•	6.22 million common shares and operating partnership units outstanding

Earnings Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, later today at 1:00 p.m. Eastern Time. The number to call for this interactive teleconference is (412) 717-9587. A replay of the call will be available through May 16, 2019, by dialing (412) 317-0088 and entering the replay access code, 10130803.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at ir.plymouthreit.com. The online replay will be available approximately one hour after the end of the call and archived for approximately 90 days.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
Assets
Real estate properties	$458,933	$452,610
Less accumulated depreciation	(46,438)	(41,279)
Real estate properties, net	412,495	411,331

Cash	5,171	5,394
Cash held in escrow	7,200	7,808
Restricted cash	1,750	1,759
Deferred lease intangibles, net	35,339	37,940
Other assets	11,551	5,931
Total assets	$473,506	$470,163

Liabilities, preferred stock and equity (deficit)
Liabilities:
Secured debt, net	288,036	288,993
Borrowings under line of credit, net	32,763	28,187
Accounts payable, accrued expenses and other liabilities	24,870	21,996
Deferred lease intangibles, net	6,595	7,067
Total liabilities	352,264	346,243

Preferred stock, par value $0.01 per share, 100,000,000 shares authorized,Series A; 2,040,000 shares issued and outstanding at March 31, 2019 and December 31, 2018 (aggregate liquidation preference of $51,000 at March 31, 2019 and December 31, 2018)	48,868	48,868
Series B; 4,411,764 shares issued and outstandng at March 31, 2019 and December 31, 2018, respectively (aggregate liquidation preference of $77,560 and $75,425 at March 31, 2019 and December 31, 2018, respectively)	74,092	72,192

Equity (deficit):
Common stock, $0.01 par value: 900,000,000 shares authorized; 5,129,370 and 4,821,876 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	51	49

Additional paid in capital	125,739	126,327
Accumulated deficit	(140,929)	(137,983)
Total stockholders' (deficit)	(15,139)	(11,607)
Non-controlling interest	13,421	14,467
Total equity (deficit)	(1,718)	2,860
Total liabilities, preferred stock and equity (deficit)	$473,506	$470,163

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months
	Ended March 31,
	2019	2018
Rental revenue	$12,729	$8,483
Tenant recoveries	3,933	2,946
Other revenue	—	450
Total revenues	16,662	11,879

Operating expenses:
Property	6,262	4,452
Depreciation and amortization	8,432	6,542
General and administrative	1,725	1,373
Total operating expenses	16,419	12,367

Operating income (loss)	243	(488)

Other expense:
Interest expense	(3,842)	(3,985)
Total other expense	(3,842)	(3,985)

Net loss	$(3,599)	$(4,473)

Less: loss attributable to non-controlling interest	$(653)	$(463)

Net loss attributable to Plymouth Industrial REIT, Inc.	$(2,946)	$(4,010)

Less: Preferred stock dividends	1566	956
Less: Series B Preferred stock accretion to redemption value	1900	—
Less: amount allocated to participating securities	57	61
Net loss attributable to common stockholders	$(6,469)	$(5,027)

Net loss per share attributable to common stockholders	$(1.37)	$(1.38)

Weighted-average common shares outstanding basic and diluted	4,727,675	3,647,272

Non-GAAP Financial Measures Definitions

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue, tenant reimbursements, management, leasing and development services revenue and other income) less property-level operating expenses including allocated overhead. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

EBITDA: We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers.

Funds From Operations attributable to common stockholders (“FFO”): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or NAREIT, definition, as net income, computed in accordance with GAAP, excluding: gains (or losses) from sales of property, depreciation and amortization of real estate assets, impairment losses, losses on extinguishment of debt and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is a follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. This restated definition does not give reference to the add back of loss on extinguishment of debt. Commencing on January 1, 2019, we will adopt the restated definition of NAREIT FFO on a prospective basis and will exclude the add back of loss on debt extinguishment.

Adjusted Funds From Operations attributable to common stockholders (“AFFO”): Adjusted funds from operation, or AFFO, is presented in addition to FFO. AFFO is defined as FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures includes expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, impairment losses, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

PLYMOUTH INDUSTRIAL REIT, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months
	Ended March 31,
NOI:	2019	2018
Net loss	$(3,599)	$(4,473)
General and administrative	1,725	1,373
Depreciation and amortization	8,432	6,542
Interest expense	3,842	3,985
Other expense (income)	—	(450)
NOI	$10,400	$6,977

	For the Three Months
	Ended March 31,
EBITDA:	2019	2018
Net loss	$(3,599)	$(4,473)
Depreciation and amortization	8,432	6,542
Interest expense	3,842	3,985
EBITDA	$8,675	$6,054

	For the Three Months
	Ended March 31,
FFO:	2019	2018
Net loss	$(3,599)	$(4,473)
Depreciation and amortization	8,432	6,542
FFO:	$4,833	$2,069
Preferred stock dividends	(1,566)	(956)
FFO attributable to common stockholders and unit holders	$3,267	$1,113

Weighted average common shares and units outstanding	5,917	4,232
FFO attributable to common stockholders and unit holders per share	$0.55	$0.26

	For the Three Months
	Ended March 31,
AFFO:	2019	2018
FFO attributable to common stockholders and unit holders	$3,267	$1,113
Deferred finance fee amortization	235	386
Non-cash interest expense	(31)	247
Stock compensation	288	200
Change in fair value of warrant derivative	79	—
Straight line rent	(258)	(357)
Above/below market lease rents	(341)	(411)
Recurring capital expenditure (1)	(559)	(992)
AFFO:	$2,680	$186

Weighted average common shares and units outstanding	5,917	4,232
AFFO per share	$0.45	$0.04

(1) Excludes non-recurring capital expenditures of $1,053 and $373 for the three months ended March 31, 2019 and 2018, respectively.